Exhibit 10.75
INTERCREDITOR AGREEMENT
(2nd Lien Notes)
     Intercreditor Agreement (this “Agreement”), dated as of October 21, 2009, among JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), U.S. Bank National Association, as collateral agent for the noteholders under the Existing Second Priority Agreement referred to below (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), LIONS GATE ENTERTAINMENT INC., a Delaware corporation (the “Borrower”), and each of the other Loan Parties (as defined below) party hereto.
     WHEREAS, the Borrower, the First Priority Representative and certain financial institutions and other entities are parties to that certain Second Amended and Restated Credit, Security Guaranty and Pledge Agreement, dated as of July 25, 2008 (as may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Borrower; and
     WHEREAS, the Borrower, U.S. Bank National Association, as trustee, and other entities are parties to that certain Indenture dated as of October 21, 2009 (the “Existing Second Priority Agreement”), pursuant to which the Borrower has issued $236,000,000 of its 10.25% Senior Secured Second-Priority Notes due 2016 (the “Second Lien Notes”); and
     WHEREAS, the Borrower and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral (as defined below) as security for payment and performance of the First Priority Obligations (as defined below); and
     WHEREAS, the Borrower and the other Loan Parties propose to grant to the Second Priority Representative a second lien security interest in the Common Collateral as security for payment and performance of the Second Priority Obligations (as defined below); and
     WHEREAS, pursuant to the terms of the Existing First Priority Agreement the Borrower and the other Loan Parties may not issue the Second Lien Notes and/or grant such security interests unless, among other things, the Borrower, the other Loan Parties and the Second Priority Representative enter into an intercreditor agreement which is satisfactory to the First Priority Representative.
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

     SECTION 1. Definitions.
     1.1. Defined Terms. The following terms, as used herein, have the following meanings:
     “Additional Debt” has the meaning set forth in Section 9.3(b).
     “Additional First Priority Agreement” means any agreement approved for designation as such by the First Priority Representative and the Second Priority Representative.
     “Additional Second Priority Agreement” means any agreement approved for designation as such by the First Priority Representative and the Second Priority Representative.
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
     “Bankruptcy Court” means any court of any jurisdiction having jurisdiction over an Insolvency Proceeding at any time.
     “Borrower” has the meaning set forth in the introductory paragraph hereof.
     “Business Day” means any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York or the State of California.
     “Cash Collateral” has the meaning set forth in Section 4.5(c).
     “Cash Management Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any First Priority Secured Party (or any of its affiliates) in respect of treasury management arrangements, depositary or other cash management services.
     “Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.
     “Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.
     “DIP Financing” has the meaning set forth in Section 5.2.
     “Distribution” means, with respect to any indebtedness, obligation or claim, (a) any payment or distribution by any Person of cash, securities or other property, by setoff or otherwise, on account of such indebtedness, obligation or claim, pursuant to a plan of reorganization or otherwise and including, without limitation any payment or Distribution made as or on account of adequate protection of the recipient’s interest in any collateral or (b) any redemption, purchase or other acquisition of such indebtedness, obligation or claim by any Person.

     “Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including, without limitation, the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or any similar foreign law, or under any Insolvency Law, the seeking of relief from the automatic stay or from any other stay in any Insolvency Proceeding, the conversion of any subsequent case under Chapter 11 of the Bankruptcy Code involving any Borrower or any other Loan Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any case under Chapter 11 of the Bankruptcy Code under Section 1112 of the Bankruptcy Code or otherwise, and the appointment of a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or any other Insolvency Law or of a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(d) of the Bankruptcy Code or any other Insolvency Law.
     “Enforcement Notice” has the meaning set forth in Section 4.5(a).
     “Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.
     “Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness or other financial accommodations evidenced or governed by the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”), in each case of any agreement referred to in clauses (a), (b) and (c), as the same may from time to time be amended, restated, supplemented, modified, replaced, substituted, renewed or refinanced, whether or not with the same agent, trustee, representative, lenders, or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term First Priority Agreement shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement, or modification to any such agreement and all refundings, refinancings and replacements of any such agreement, including any agreement (i) extending the maturity of any indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder so long as borrowers include one or more of the Loan Parties and their respective successors and assigns, (iii) increasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof not expressly prohibited by the terms hereof. Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.
     “First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.
     “First Priority Creditors” means the “Lenders”, the “Administrative Agent”, and the “Issuing Bank”, each as defined in the First Priority Agreement, and all other Persons that are designated under the First Priority Agreement as “First Priority Creditors” for purposes of this Agreement.
     “First Priority Default” means any “Event of Default” as defined in the First Priority Agreement.
     “First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.
     “First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.
     “First Priority Lien” means any Lien created by the First Priority Security Documents.
     “First Priority Obligations” means (a) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Priority Agreement, (b) all reimbursement obligations (if any) and interest thereon (including, without limitation, any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (c) all Hedging Obligations, (d) all Cash Management Obligations and (e) all guarantee obligations, fees, charges, expenses, indemnities and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether direct or indirect, absolute or contingent, joint or several, primary or secondary and whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the First Priority Agreement are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “First Priority Obligations”.

     “First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents have expired or been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Security Documents), and (d) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the First Priority Secured Parties.
     “First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Agreement.
     “First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors and any other holders of the First Priority Obligations.
     “First Priority Security Documents” means the First Priority Agreement, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, the Trademark Security Agreement Supplements, the Notices of Assignment and Irrevocable Instruction, the Contribution Agreement, any Instrument of Assumption and Joinder, the Hypothec and debenture, and mandate delivered in connection therewith (in each case, as defined in the First Priority Agreement), the UCC financing statements, the PPSA financing statements and each other agreement or instrument delivered pursuant thereto and any other ancillary documentation which is required to be or is otherwise executed by any Loan Party in order to grant or perfect (or purport to grant or perfect) a Lien on any First Priority Collateral and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.
     “Hedging Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any First Priority Creditor (or any of its affiliates) under any agreements or documents that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Loan Party’s (or its Subsidiary’s) exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.
     “Insolvency Laws” means the Bankruptcy Code and any similar federal, state, or foreign bankruptcy, insolvency, winding up, reorganization, receivership, arrangement or similar law, including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada).

     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events under any Insolvency Law.
     “Lien” means, with respect to any asset, any mortgage, deed of trust, copyright mortgage, pledge, security interest, hypothec, encumbrance, lien or charge or any other claim of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction or any similar foreign law).
     “Loan Party” means the Borrower and each direct or indirect affiliate or shareholder (or equivalent) of the Borrower or any of its affiliates that is now or hereafter becomes a party to any First Priority Document or Second Priority Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
     “Notice of Intent to Exercise” means a written notice from the Second Priority Representative to the First Priority Representative and its counsel stating that it is a “Notice of Intent Exercise” and stating that a Second Priority Default has occurred and is continuing and that the Second Priority Representative intends to take one or more Enforcement Actions specified in such Notice.
     “Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.
     “Prohibited Plan Distribution” has the meaning set forth in Section 5.9.
     “Purchase” has the meaning set forth in Section 4.5(b).
     “Purchase Notice” has the meaning set forth in Section 4.5(a).
     “Purchase Price” has the meaning set forth in Section 4.5(c).
     “Purchasing Parties” has the meaning set forth in Section 4.5(b).
     “Recovery” has the meaning set forth in Section 5.5.
     “Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

     “Reorganization Securities” means any secured debt securities or secured debt obligations which are distributed to the Second Priority Creditors in an Insolvency Proceeding which are (a) as to any liens securing such securities or debt obligations, subordinated to the First Priority Liens (or any Liens securing any securities or debt obligations issued in substitution of all or any portion of the First Priority Obligations) on terms no less favorable to the First Priority Creditors than the terms hereof, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the First Priority Obligations have at least the same benefit of the obligation of such Person, and (c) do not have any terms (and are not subject to or entitled to the benefit of any agreement or instrument that has terms) that are more burdensome to the issuer of or other obligor on such debt or equity securities or debt obligations than are the terms of the First Priority Obligations.
     “Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness or other financial accommodations evidenced or governed by the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c), in each case of any agreement referred to in clause (a), (b) and (c), as the same may from time to time be amended, restated, supplemented, modified, replaced, substituted, renewed, or refinanced, whether or not with the same agent, trustee, representative, lenders, or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term Second Priority Agreement shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement, or modification to any such agreement, and all refundings, refinancings and replacements of any such agreement, including any agreement (i) extending the maturity of any indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder so long as borrowers include one or more of the Loan Parties and their respective successors and assigns, (iii) increasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof not expressly prohibited by the terms hereof. Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.
     “Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.
     “Second Priority Creditors” means the “Holders” and the “Trustee”, each as defined in the Second Priority Agreement, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.
     “Second Priority Default” means any “Event of Default” as defined in the Second Priority Agreement.

     “Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.
     “Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.
     “Second Priority Lien” means any Lien created by the Second Priority Security Documents.
     “Second Priority Obligations” means (a) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (b) all guarantee obligations, fees, charges, expenses, indemnities and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether direct or indirect, absolute or contingent, joint or several, primary or secondary and whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Second Priority Agreement are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “Second Priority Obligations”.
     “Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.
     “Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.
     “Second Priority Security Documents” means the Second Priority Agreement, the Pledge and Security Agreement, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, the Trademark Security Agreement Supplements, the Notices of Assignment and Irrevocable Instruction, the Contribution Agreement, any Instrument of Assumption and Joinder, the Hypothec and mandate delivered in connection therewith (in each case, as defined in the Second Priority Agreement), the UCC financing statements, the PPSA financing statements and each other agreement or instrument delivered pursuant thereto and any other ancillary documentation which is required to be or is otherwise executed by any Loan Party in order to grant or perfect (or purport to grant or perfect) a Lien on any First Priority Collateral and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.
     “Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.
     “Standstill Notice” means a written notice from the First Priority Representative to the Second Priority Representative stating that it is a “Standstill Notice” and stating that a First Priority Default has occurred and is continuing or that it has received a Notice of Intent to Exercise.
     “Standstill Period” means the Period beginning on the date that a Standstill Notice is received by the Second Priority Representative through and including the first to occur of (a) the date upon which the First Priority Obligations Payment Date shall have occurred, (b) the date upon which First Priority Representative shall waive or acknowledge in writing the termination of the First Priority Default that gave rise to such Standstill Period or (c) the date that is 180 consecutive days after the receipt of such Standstill Notice by Second Priority Representative.
     “Surviving Obligations” has the meaning set forth in Section 4.5(b).
     “Third Party Intercreditor Agreements” has the meaning set forth in Section 4.2(b).
     “Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
     1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.
     SECTION 2. Lien Priorities.
     2.1 Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
     (b) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including, without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.
     (c) Each Secured Party shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Common Collateral in which such Secured Party has been granted a Lien. The provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Parties and shall not impose on any Secured Party any obligations in respect of the disposition of proceeds of any Common Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. Each Secured Party agrees that it will not institute or join in any contest of the validity, perfection, priority or enforceability of the Liens of any other Secured Party in the Common Collateral.
     2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

     2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form satisfactory to the First Priority Representative.
     (b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against real property in favor of or for the benefit of the Second Priority Representative shall be in form satisfactory to the First Priority Representative and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Administrative Agent, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of October ___, 2009 among JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association, as Collateral Agent, and the Loan Parties referred to therein, as amended from time to time.”
     (c) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall promptly upon the request of the Second Priority Representative (i) deliver to the Second Priority Representative, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party. Further, subsequent to the occurrence of the First Priority Obligations Payment Date and upon the request of the Second Priority Representative, the First Priority Representative shall promptly deliver notices of the occurrence of the First Priority Obligations Payment Date to all third party lien holders entitled to receive such notice pursuant to the terms of any applicable Third Party Intecreditor Agreement.

     2.4 No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Second Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, upon demand by the First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.
     SECTION 3. Enforcement Rights.
     3.1 Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take, continue, oppose, or otherwise prosecute, defend, settle or consent to any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party and the Second Priority Secured Parties shall not take any position contrary to the First Priority Secured Parties, or support any other Person who takes any position contrary to the First Priority Secured Parties, with respect to such Enforcement Action, but subject to the Section 3.7. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.
     3.2 Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred:
     (a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;
     (b) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including, without limitation, the filing of an

Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;
     (c) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);
     (d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;
     (e) except to the extent permitted by Section 3.7, they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, injunction or otherwise under or with respect to any Second Priority Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Priority Security Document;
     (f) except to the extent permitted by Section 3.7, they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents; and
     (g) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.
     3.3 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority

Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.
     3.4 Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.
     3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.
     3.6 Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or the basis for an equitable or legal claim, or a dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.
     (b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, (ii) each Second Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages and (iii) this Agreement shall create an irrebutable presumption and admission by each of the Second Priority Secured Parties that relief against such person by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the other party hereto.
     3.7 Reserved Rights of Second Priority Secured Parties. Notwithstanding any other provision of this Agreement, any Second Priority Secured Party may take any or all of the following actions:
     (i) at any time demand payment of amounts then due and payable pursuant to the terms of the Second Priority Documents and pursue unsecured lender remedies with regard to any such payments not made under the Second Priority Documents;

     (ii) demand payment for or accelerate the payment of the Second Priority Obligations in accordance with the terms of the Second Priority Documents;
     (iii) file a Proof of Claim or Statement of Interest in accordance with Section 5.1;
     (iv) file all necessary responsive or defensive pleadings in opposition to any motion, claim, proceedings or pleadings made by any Person objecting to or seeking disallowance of the claims of the Second Priority Secured Parties, including claims secured by the Common Collateral;
     (v) make any filings or motions or take other actions to preserve or protect its liens on the Collateral or preserve any other rights, including to stay any statute of limitations;
     (vi) subject to all provisions of this Agreement other than Sections 3.1 and 3.2 hereof, if a Second Priority Default that existed at the time of the commencement of the Standstill Period shall be continuing after the expiration of such Standstill Period, then upon the expiration of such Standstill Period the Second Lien Secured Parties may take any Enforcement Action, but only so long as the First Priority Secured Parties are not pursuing diligently and in good faith an Enforcement Action to enforce their Liens on all or any material portion of the Common Collateral or diligently attempting to vacate any stay prohibiting an Enforcement Action in respect to all or any material portion of the Common Collateral; and
     (vii) subject to all provisions of this Agreement other than Sections 3.1 or 3.2 hereof, in the circumstance where no Standstill Period is in effect, if no Standstill Notice is given by the First Priority Representative within fifteen (15) days of the date of its receipt of a Notice of Intent to Exercise, then in each case the Second Priority Secured Parties may take any Enforcement Action specified in such Notice of Intent to Exercise.
     SECTION 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.
     4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including, without limitation, any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application (subject to Section 4.4) to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including, without limitation, any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority

Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).
     4.2 Releases and Subordination of Second Priority Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (including, without limitation, any sale or other disposition pursuant to any Enforcement Action), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person, so long as no Second Priority Default has occurred and is continuing (except with respect to any sale or other disposition pursuant to any Enforcement Action or as contemplated by Section 5.6).
     (b) If, pursuant to the authority granted to the First Lien Agent in Section 12.1(b) of the Existing First Priority Agreement (or comparable provisions of any other First Priority Agreement), the First Priority Representative shall enter into any subordination or intercreditor agreement subordinating or limiting the rights of the First Priority Representative with respect to any First Priority Lien, then the Second Priority Representative will also execute comparable such agreements with respect to the Second Priority Liens (“Third Party Intercreditor Agreements”).
     (c) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien described in paragraph (a) or subordination or limitation described in paragraph (b). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). No person to whom this power of attorney is presented, as authority for First Priority Representative to take any action or actions specified hereby, shall be required to inquire into or seek confirmation from the Second Priority Representative as to the authority of First Priority Representative to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to First Priority Representative the authority to take and perform the actions contemplated herein. Second Priority Representative irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.

     4.3 Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.
     (b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.
     4.4. Preservation of Collateral. Notwithstanding any other provision of this Agreement, the First Priority Representative may (but shall be under no obligation to) permit any Loan Party to retain proceeds of Common Collateral, or turn over to any Loan Party proceeds of Common Collateral for the purpose of preserving or enhancing the value of Common Collateral, including, without limitation, funding the collection of receivables and the continued licensing and other exploitation of distribution rights and the completion of one or more incomplete projects. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, acknowledges that the First Priority Secured Parties shall not have any responsibility for the actual application of funds loaned or released to any Loan Party for such purposes.
     4.5 Option to Purchase. (a) The First Priority Representative agrees that it will give the Second Priority Representative written notice (the “Enforcement Notice”) within five Business Days after commencing any Enforcement Action (other than the exercise of control over any deposit account(s) or securities account(s)) with respect to Common Collateral (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the First Priority Representative is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights of its senior Liens on a material portion of the Common Collateral, including, without limitation, all Enforcement Actions identified in such notice). Thereafter, any Second Priority Secured Party shall have the option, by irrevocable written notice (the “Purchase Notice”) delivered by the Second Priority Representative to the First Priority Representative no later than five Business Days after receipt by the Second Priority Representative of the Enforcement Notice, to purchase all (but not less than all) of the First Priority Obligations from the First Priority Secured Parties. If the Second Priority Representative so delivers the Purchase Notice, the First Priority Representative shall suspend any existing Enforcement Actions and shall not take any further Enforcement Actions, provided, that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 4.5.

     (b) On the date specified by the Second Priority Representative in the Purchase Notice (which shall be a Business Day not less than five Business Days, nor more than ten Business Days, after receipt by the First Priority Representative of the Purchase Notice, the First Priority Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Second Priority Secured Parties electing to purchase pursuant to Section 3.8(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the First Priority Secured Parties, the First Priority Obligations; provided, that the First Priority Obligations purchased shall not include any rights of First Priority Secured Parties with respect to indemnification and other obligations of the Loan Parties under the First Priority Documents that are expressly stated to survive the termination of the First Priority Documents (the “Surviving Obligations”).
     (c) Without limiting the obligations of the Loan Parties under the First Priority Documents to the First Priority Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the First Priority Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all First Priority Obligations then outstanding and unpaid (including principal, interest, fees, breakage costs, attorneys’ fees and expenses, unreimbursed letter of credit drawings, accepted drafts, and, in the case of any Hedging Obligations, the amount that would be payable by the relevant Loan Party thereunder if it were to terminate such Hedging Obligations on the date of the Purchase or, if not terminated, an amount determined by the relevant First Priority Secured Party to be necessary to collateralize its credit risk arising out of such Hedging Obligations, (ii) furnish cash collateral (the “Cash Collateral”) to the First Priority Secured to secure such First Priority Secured Parties in connection with any outstanding letters of credit in an amount equal to 105% of the aggregate undrawn face amount of such letters of credit, (iii) agree to reimburse the First Priority Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations and/or as to which the First Priority Secured Parties have not yet received final payment and (iv) agree, after written request from the First Priority Representative, to reimburse the First Priority Secured Parties in respect of indemnification obligations of the Loan Parties under the First Priority Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Priority Secured Parties, provided that, in no event shall any Purchasing Party have any liability for such amounts contemplated by this clause (iv) in excess of proceeds of Common Collateral received by the Purchasing Parties.
     (d) The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the First Priority Representative as it shall designate to the Purchasing Parties. The First Priority Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Priority Secured Parties in accordance with the First Priority Agreement. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account prior to 12:00 Noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account later than 12:00 Noon, New York City time.
     (e) The Purchase shall be made without representation or warranty of any kind by the First Priority Secured Parties as to the First Priority Obligations, the Common Collateral or otherwise and without recourse to the First Priority Secured Parties, except that the First Priority Secured Parties shall represent and warrant: (i) the amount of the First Priority Obligations being purchased, (ii) that the First Priority Secured Parties own the First Priority Obligations free and clear of any liens or encumbrances and (iii) that the First Priority Secured Parties have the right to assign the First Priority Obligations and the assignment is duly authorized.
     SECTION 5. Insolvency Proceedings.
     5.1 Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Priority Representative (including the validity and enforceability thereof) or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or any other Insolvency Law or otherwise; provided that the Second Priority Representative may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.
     5.2 Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the applicable Insolvency Law or to provide financing to any Loan Party under the applicable Insolvency Law or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will take no position contrary to the First Priority Secured Parties, nor support any Person who takes a position contrary to the First Priority Secured Parties with respect to the use of such cash collateral or to such DIP Financing, (b) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (c) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4 below and (d) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties, and (e) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice. Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing secured by a Lien senior to or pari passu with the First Priority Liens, unless expressly approved by the First Priority Representative.
     5.3 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.
     5.4 Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties or (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including, without limitation, Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.
     5.5 Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including, without limitation, because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     5.6 Asset Dispositions in an Insolvency Proceeding. Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens on such assets.
     5.7 Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all Distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan

Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any Distribution is made in respect of the claims held by the Second Secured Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties).
     5.8 No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.
     5.9 Payments. In any Insolvency Proceeding involving one or more Loan Parties (i) if the Second Priority Creditors receive under or pursuant to any plan of reorganization or otherwise, any Distribution consisting of Reorganization Securities secured by Liens on any property of any Loan Party, then the provisions of this Agreement will survive the distribution of such Reorganization Securities pursuant to such plan or other arrangement and will apply with like effect to such Reorganization Securities to the Liens securing such Reorganization Securities and the distribution of the proceeds thereof, and the Second Priority Secured Parties agree to enter into such supplements to or modifications to this Agreement as the First Priority Representative may reasonably request to reflect the continued subordination of the Liens securing such Reorganization Securities to Liens securing the First Priority Obligations (or notes, instruments or other securities issued in substitution or satisfaction of all or a portion thereof) to the same extent as provided in this Agreement, and (ii) a Second Priority Creditor shall not be entitled to receive under or pursuant to any such plan of reorganization or other arrangement any Distribution (other than Reorganization Securities) on account of such Second Priority Creditor’s secured claim unless either (A) the First Priority Obligations are not being paid in cash in full on the effective date of such plan or (B) such plan of reorganization has been accepted by the First Priority Creditors voting as a class and is supported by the First Priority Representative (any Distributions (other than Reorganization Securities) described in this subsection (ii), a “Prohibited Plan Distribution”). Any Prohibited Plan Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second Priority Obligations of the applicable Second Priority Creditor shall be paid or delivered directly to First Priority Representative to be held or applied by First Priority Representative in accordance with the terms of the First Priority Documents until all First Priority Obligations are paid in cash in full. Each Second Priority Secured Party irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator, or other Person having authority, to pay or otherwise deliver all such Prohibited Plan Distributions payable or deliverable to it to First Priority Representative. Each Second Priority Secured Party also irrevocably authorizes and empowers the First Priority Representative, in the name of such Second Priority Secured Party, to demand, sue for, collect and receive any and all of its Prohibited Plan Distributions.
     5.10 Other Matters. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any comparable provision of any other Insolvency Law with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Representative; provided that if requested by the First Priority Representative, the Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights.
     5.11 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.
     SECTION 6. Second Priority Documents and First Priority Documents.
     (a) Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.
     (b) Each Loan Party and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.
     (c) In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
     SECTION 7. Reliance; Waivers; etc.
     7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of it itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.
     7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
     7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.
     SECTION 8. Obligations Unconditional.
     8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any First Priority Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;
     (c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof;
     (d) the commencement of any Insolvency Proceeding; or
     (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.
     8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Second Priority Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;
     (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof;
     (d) the commencement of any Insolvency Proceeding; or
     (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations or any First Priority Secured Party in respect of this Agreement.
     SECTION 9. Miscellaneous.
     9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.
     9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

     9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative, and, in the case of amendments or modifications of Section 3.5, 3.6, 4.2, 6, 9.3(a), 9.5 or 9.6 that directly affect the rights or duties of any Loan Party, such Loan Party.
     (b) It is understood that the First Priority Representative and the Second Priority Representative, without the consent of any other First Priority Secured Party or Second Priority Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become First Priority Obligations or Second Priority Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Priority Obligations or Second Priority Obligations, provided, that such Additional Debt is permitted to be incurred by the First Priority Agreement and Second Priority Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Priority Obligations or Second Priority Obligations, as applicable.
     9.4 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
     9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     9.6 Submission to Jurisdiction. (a) Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.
     (b) Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.
     9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
     9.12 Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of an Instrument of Assumption and Joinder substantially in the form of Exhibit L to the First Priority Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties
By:	/s/ Richard P. Gabriel
	Name:	Richard P. Gabriel
	Title:	Managing Director

Address for Notices:

JPMorgan Chase Bank, National Association
131 South Dearborn, 6th Floor
Chicago, Illinois 60603-5506
Attention: Stephen C. Price
Telecopy No. (312) 325-3239

with copies to:

J.P. Morgan Securities Inc.
1999 Avenue of the Stars, 27th Floor
Los Angeles, California 90067
Attention: Christa Thomas
Telecopy No. (310) 860-7260

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention: Richard S. Petretti
Telecopy No. (212) 309-6001:

[Signature Page to Intercreditor Agreement (2nd Lien Notes)]

U.S. BANK NATIONAL ASSOCIATION, as Second Priority Representative for and on behalf of the Second Priority Secured Parties
By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

Address for Notices:

U.S. Bank National Association
Corporate Trust Services
633 W 5th Street, 24th Floor
Los Angeles, CA 90071
Attention: Paula Oswald
Facsimile: (213) 615-6197

with a copy to:

McGuireWoods LLP
7 Saint Paul Street, Suite 1000
Baltimore, Maryland 21202-1671
Attention: Jennifer J. Stearman, Esq.
Facsimile: (410) 659-4599

[Signature Page to Intercreditor Agreement (2nd Lien Notes)]

LIONS GATE ENTERTAINMENT INC.
By	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	Vice President

LIONS GATE UK LIMITED (formerly Redbus Film Distribution Limited)
By	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	Vice President

LIONS GATE AUSTRALIA PTY LIMITED
By	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	Vice President
[Signature Page to Intercreditor Agreement (2nd Lien Notes)]

GUARANTORS:

ALL ABOUT US PRODUCTIONS INC.
ARIMA INC.
ARTISAN ENTERTAINMENT INC.
ARTISAN FILMED PRODUCTIONS, INC.
ARTISAN HOME ENTERTAINMENT INC.
ARTISAN PICTURES INC.
ARTISAN RELEASING INC.
BACKSEAT PRODUCTIONS, LLC
BASTER PRODUCTIONS, LLC
BD OPTICAL MEDIA, INC.
BLITZ DISTRIBUTION LIMITED
BLITZ FILMS LIMITED
BLUE MOUNTAIN STATE PRODUCTIONS CORP.
BURROWERS PRODUCTIONS INC.
CRASH TELEVISION PRODUCTIONS INC.
CRASH 2 TELEVISION PRODUCTIONS INC.
CUPID PRODUCTIONS INC.
DANCING ELK PRODUCTIONS INC.
DEAD ZONE PRODUCTION CORP.
DEBMAR/MERCURY LLC
DEBMAR/MERCURY INTERNATIONAL LIMITED (UK)
DEBMAR/MERCURY (WW) PRODUCTIONS, LLC
DEBMAR STUDIOS INC.
DJM SERVICES INC.
DRESDEN FILES PRODUCTIONS CORP.
DRESDEN FILES PRODUCTIONS I CORP.
FEAR ITSELF PRODUCTIONS CORP.
FILM HOLDINGS CO.
FIVE DAYS PRODUCTIONS CORP.
GC FILMS, INC.
GC SHORT FILMS, INC.
HEART FRANK, INC.
HIGHER POST, LLC
HORSEMEN PRODUCTIONS, LLC
INVISIBLE CASTING INC.
JV1 ISH, LLC
ISH TELEVISION DEVELOPMENT, LLC
ISH PROJECTS, LLC
IWC PRODUCTIONS, LLC
KILL PIT PRODUCTIONS INC.
LANDSCAPE ENTERTAINMENT CORP.
[Signature Page to Intercreditor Agreement (2nd Lien Notes)]

LG HORROR CHANNEL HOLDINGS LLC
LG PICTURES INC.
LIONS GATE ENTERTAINMENT CORP.
LIONS GATE FILMS INC.
LIONS GATE FILMS OF PUERTO RICO, INC.
LIONS GATE FILMS PRODUCTIONS
   CORP./PRODUCTIONS FILMS LIONS GATE
   S.A.R.F.
LIONS GATE HOME ENTERTAINMENT UK
   LIMITED (formerly Redbus Home
   Entertainment Limited)
LIONS GATE INDIA, INC.
LIONS GATE MANDATE FINANCING VEHICLE, INC.
LIONS GATE MUSIC INC.
LIONS GATE MUSIC CORP.
LIONS GATE MUSIC PUBLISHING LLC
LIONS GATE ONLINE SHOP, INC.
LIONS GATE PENNSYLVANIA, INC.
LIONS GATE PICTURES UK LIMITED (formerly
   Redbus Pictures Limited)
LIONS GATE RECORDS, INC.
LIONS GATE SPIRIT HOLDINGS, LLC
LIONS GATE TELEVISION DEVELOPMENT
   LLC
LIONS GATE TELEVISION INC.
LIONS GATE X PRODUCTIONS LLC
LUCKY 7 PRODUCTIONS CORP.
MANDATE PICTURES LLC
MANDATE INTERNATIONAL, LLC
MANDATE FILMS, LLC
MOTHER PRODUCTIONS CORP.
MQP, LLC
NGC FILMS, INC.
NURSE PRODUCTIONS, INC.
PEARL RIVER HOLDINGS CORP.
PGH PRODUCTIONS, INC.
PLANETARY PRODUCTIONS, LLC
PLAYLIST, LLC
POWER MONGERING DESPOT, INC.
PRODUCTION MANAGEMENT INC.
PROFILER PRODUCTIONS CORP.
PSYCHO PRODUCTIONS SERVICES CORP.
R & B PRODUCTIONS, INC.
SCREENING ROOM, INC.
SILENT DEVELOPMENT CORP.
[Signature Page to Intercreditor Agreement (2nd Lien Notes)]

SS3 PRODUCTIONS, INC.
SKILLPA PRODUCTIONS, LLC
TALK PRODUCTIONS CORP.
TED PRODUCTIONS, INC.
TERRESTRIAL PRODUCTIONS CORP.
TOUCH PRODUCTIONS CORP.
U.R.O.K. PRODUCTIONS INC.
VERDICT PRODUCTIONS, INC.
VESTRON INC.
WEEDS PRODUCTIONS INC.
WILDFIRE PRODUCTIONS INC.
WILDFIRE 2 PRODUCTIONS INC.
WILDFIRE 3 PRODUCTIONS INC.
WILDFIRE 4 PRODUCTIONS INC.

By	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	Vice President

BLAIR WITCH FILM PARTNERS LTD.
By:	Artisan Filmed Productions Inc.
Its: General Partner

By:	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	Vice President

Address for Notices:

2700 Colorado Avenue, 2nd Floor
Santa Monica, CA, 90404
Attention: General Counsel
Telecopy No. (310) 255-3860
[Signature Page to Intercreditor Agreement (2nd Lien Notes)]